      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 2003

                                                      REGISTRATION NO. 333-45064

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             WASTE MANAGEMENT, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                             73-1309529
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                               1001 FANNIN STREET
                                   SUITE 4000
                              HOUSTON, TEXAS 77001
                                 (713) 512-6200
               (Address, including zip code, and telephone number,
        including area code of Registrant's principal executive offices)


                                   ----------

               WASTE MANAGEMENT, INC. EMPLOYEE STOCK PURCHASE PLAN

                           (Full titles of the Plans)

                                   ----------

                             LAWRENCE O'DONNELL, III
                             WASTE MANAGEMENT, INC.
                               1001 FANNIN STREET
                                   SUITE 4000
                              HOUSTON, TEXAS 77002
                                 (713) 512-6200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

         Waste Management, Inc., a Delaware corporation (the "Company"), registered the issuance of up to 1,409,708 shares of its common stock, par value $0.01 per share (the "Common Stock"), on this Registration Statement on Form S-8 No. 333-45064 (the "Registration Statement") pursuant to the Waste Management, Inc. Employee Stock Purchase Plan (the "ESPP"). A total of 1,320,442 shares have been issued under this Registration Statement. The Company's Board of Directors recently adopted, and the stockholders approved, an amendment to the ESPP pursuant to which the number of shares available for purchase under the Registration Statement pursuant to the ESPP was increased by 2,000,000 shares. On June 18, 2003, the Company filed a registration statement on Form S-8 No. 333-106223 (the "New Registration Statement") registering the issuance of up to 2,089,266 shares pursuant to the ESPP, including the 2,000,000 additional shares, and the 89,266 shares remaining available for issuance on this Registration Statement.

         In accordance with the principles set forth in Interpretation 89 under Section G "Securities Act Forms" of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to Form S-8, the Company is hereby removing the remaining 89,266 shares from registration, which represents the 1,409,708 shares originally registered pursuant to this Registration Statement less the number of shares sold under this Registration Statement. The shares which are hereby removed from registration have been carried over to the New Registration Statement and continue to be registered on the New Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 18th day of June, 2003.


                                       WASTE MANAGEMENT, INC.


                                       /s/ A. Maurice Myers
                                       -----------------------------------------
                                       By: A. Maurice Myers
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 18th day of June, 2003.

                   SIGNATURE                                       TITLE
                   ---------                                       -----
/s/ A. Maurice Myers                   President, Chief Executive Officer and Chairman of the Board
----------------------------------
A. Maurice Myers                                       (Principal Executive Officer)


/s/ David P. Steiner                       Executive Vice President and Chief Financial Officer
----------------------------------
David P. Steiner                                       (Principal Financial Officer)


/s/ Robert G. Simpson                       Senior Vice President and Chief Accounting Officer
----------------------------------
Robert G. Simpson                                     (Principal Accounting Officer)


/s/ Pastora San Juan Cafferty                                    Director
----------------------------------
Pastora San Juan Cafferty


/s/ Frank M. Clark, Jr.                                          Director
----------------------------------
Frank M. Clark, Jr.


/s/ Robert S. Miller                                             Director
----------------------------------
Robert S. Miller

                   SIGNATURE                                       TITLE
                   ---------                                       -----
/s/ John C. Pope                                                 Director
----------------------------------
John C. Pope


/s/ W. Robert Reum                                               Director
----------------------------------
W. Robert Reum


/s/ Steven G. Rothmeier                                          Director
----------------------------------
Steven G. Rothmeier


/s/ Carl W. Vogt                                                 Director
----------------------------------
Carl W. Vogt


/s/ Ralph V. Whitworth                                           Director
----------------------------------
Ralph V. Whitworth